Exhibit 99.4

Dynacast International LLC

Dynacast Finance Inc.

Exchange Offer for All Outstanding

9.25% Senior Secured Second Lien Notes due 2019 and Related Guarantees

            , 2012

To Our Clients:

Enclosed for your consideration is a Prospectus, dated             , 2012 (as the same may be amended or supplemented from time to time, the “Prospectus”) and Letter of Transmittal (the “Letter of Transmittal”), relating to the offer by Dynacast International LLC and Dynacast Finance Inc. (together, the “Issuers”), Dynacast International Inc., the Issuers’ parent company, and certain of the Issuers’ subsidiaries (Dynacast International Inc. and such subsidiaries together, the “Guarantors”) to exchange (the “Exchange Offer”) up to $350,000,000 aggregate principal amount of 9.25% Senior Secured Second Lien Notes due 2019 of the Issuers (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) for any and all of the outstanding 9.25% Senior Secured Second Lien Notes due 2019 of the Issuers that were originally sold pursuant to a private placement transaction (the “Outstanding Notes”). For each Outstanding Note accepted for exchange, the holder of such Outstanding Note will receive an Exchange Note having a principal amount equal to that of the surrendered Outstanding Note. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to conditions set forth in the enclosed Prospectus.

As provided in the Prospectus, the Outstanding Notes are guaranteed (the “Old Guarantees”) by the Guarantors, and the Exchange Notes will be guaranteed (the “New Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Old Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offer. Unless the context otherwise requires and whether so expressed or not, references herein to the “Exchange Offer” include the Guarantors’ offer to exchange the New Guarantees for the Old Guarantees, references to the “Exchange Notes” include the related New Guarantees and references to the “Outstanding Notes” include the related Old Guarantees. The Issuers will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

This material is being forwarded to you as the beneficial owner of Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Issuers urge beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender Outstanding Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us do so, please so instruct us by completing, signing and returning to us the instruction form that appears below. If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes in your account. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Outstanding Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2012 (THE “EXPIRATION DATE”) UNLESS EXTENDED BY THE ISSUERS.

Tenders of Outstanding Notes may be withdrawn at any time prior to the Expiration Date. The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS TO REGISTERED HOLDER AND/OR DTC PARTICIPANT

FROM BENEFICIAL OWNER OF

9.25% SENIOR SECURED SECOND LIEN NOTES DUE 2019

The undersigned beneficial owner acknowledge(s) receipt of your letter and the accompanying Prospectus dated             , 2012 (as the same may be amended or supplemented from time to time, the “Prospectus”), and Letter of Transmittal (the “Letter of Transmittal”), relating to the offer by Dynacast International LLC and Dynacast Finance Inc. (together, the “Issuers”), Dynacast International Inc., the Issuers’ parent company, and certain of the Issuers’ subsidiaries (Dynacast International Inc. and such subsidiaries together, the “Guarantors”) to exchange (the “Exchange Offer”) up to $350,000,000 aggregate principal amount of 9.25% Senior Secured Second Lien Notes due 2019 of the Issuers (the “Exchange Notes”) and related guarantees of the Guarantors that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) for any and all of the outstanding 9.25% Senior Secured Second Lien Notes due 2019 of the Issuers that were originally sold pursuant to a private placement transaction (the “Outstanding Notes”) and related guarantees of the Guarantors, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

Principal Amount of Outstanding Notes Held For Account Holder(s)	Principal Amount of Outstanding Notes To be Tendered*

*	Unless otherwise indicated, the entire principal amount of Outstanding Notes held for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that (i) any Exchange Notes acquired in exchange for Outstanding Notes tendered will have been acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any other person receiving the Exchange Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is engaged in, or intends to engage in, a distribution of such Exchange Notes within the meaning of the Securities Act, or has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, and (iii) neither the holder of such Outstanding Notes nor any such other person is an “affiliate,” as such term is defined in Rule 405 under the Securities Act, of either of the Issuers or any Guarantor.

If a holder of the Outstanding Notes is an affiliate of the Issuer or the Guarantors, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

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